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Exhibit 99.2

Quarterly
Operating
Supplement

December 31, 2002

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

QUARTERLY OPERATING SUPPLEMENT

Fourth Quarter 2002

Table of Contents

Highlights	Page 1
Review of Operations	Page 2
Consolidated Statements of Operations and Comprehensive Income	Page 10
Consolidated Balance Sheets	Page 11
Expense Analysis	Page 12
Effect of Insured Bond Refundings	Page 13
Annual Financial and Statistical Data	Page 14
Statutory Analytics and Investment Portfolio	Page 15
Municipal New-Issue Market Data	Page 16
Gross Par Value and Present Value Originated by FSA	Page 17
Insured Portfolio Profile	Page 19
25 Largest Municipal Exposures	Page 20
25 Largest Asset-Backed Exposures	Page 21
Asset-Backed Debt Service and Premiums	Page 22
Municipal Debt Service and Premiums	Page 23
Asset-Backed Net Debt Service and Premiums Amortizations and Ending Balances	Page 24
Municipal Net Debt Service and Premiums Amortizations and Ending Balances	Page 25

        Financial Security Assurance Holdings Ltd. (the Company), through its wholly owned subsidiary, Financial Security Assurance Inc. (FSA), provides Aaa/AAA/AAA financial guaranty insurance for obligations in the municipal, infrastructure, asset-backed and structured finance markets worldwide. FSA's financial strength is rated Triple-A by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services (S&P) and Rating and Investment Information, Inc. (R&I). The Company is a member of the Dexia group, a leading European banking group with three major business lines: public and project finance; retail banking; and private banking, asset management and investment fund administration.

Financial Security Assurance Holdings Ltd.

Highlights

Financial Key Lines

	4th Qtr. 2002	Full Year 2002	Full Year 2001
Net Income (Millions)	$47.2	$181.1	$209.5
Stockholders' Equity (Millions)	$1,868.4	$1,868.4	$1,635.9
Return on Average Equity	10.3%	10.3%	13.4%
GAAP:
Loss Ratio(1)	16.6%	20.8%	5.3%
Expense Ratio(1)	28.4%	31.9%	36.0%
Combined Ratio(1)	45.0%	52.7%	41.3%
Effective Tax Rates:
Net Investment Income	9.4%	10.4%	11.0%
Underwriting and Other Income (Loss)	29.0%	29.3%	32.6%
Total Income	16.5%	17.1%	22.3%

	4th Qtr. 2002	Full Year 2002	Full Year 2001
Net Income Analysis (Millions)
Net Income	$47.2	$181.1	$209.5
Mark-to-Market of Pooled CDS(2)	(11.4)	(34.1)	4.4

Operating Earnings(3)	58.6	215.2	205.1
Noteworthy Items Included in Operating Earnings:
Refundings, Calls or Other Accelerations(4)	7.3	15.4	4.4
Realized Capital Gains(5)	1.6	21.2	4.7
Equity Based Compensation(5)	(9.1)	(24.2)	(16.4)
General Reserve Strengthening(5)	(7.2)	(29.3)
Termination of Single-Name Credit Default Swap Program(5)		(28.3)

Adjusted Book Value

	December 31, 2002	December 31, 2001
Components of Adjusted Book Value (in millions):
Book Value(6)	$1,868.4	$1,635.9
After-Tax Value of:
Net Deferred Premium Revenue, Net of DAC	407.6	274.0
Present Value of Installment Premiums and Future Net Interest Margin	411.3	384.6

Adjusted Book Value	$2,687.3	$2,294.5

(1)
Relates solely to FSA.

(2)
This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps that reference pools of financial obligations and are of investment-grade quality.

(3)
This definition of operating earnings differs from that used in FSA's financial reporting prior to the fourth quarter of 2002. The amounts for fourth quarter and full year 2001 are therefore restated.

(4)
Net of deferred acquisition cost amortization

(5)
Excluded from operating earnings under the definition used prior to the fourth quarter of 2002.

(6)
Includes the effect of unrealized gains in the investment portfolio, which was $134.7 million at December 31, 2002 and $63.0 million at December 31, 2001.

FSA 2002 FINANCIAL RESULTS

ORIGINATIONS (PRESENT VALUE)
$256 Million in Q4 02 (-4% vs. Q4 01)
$882 Million in 12M 02 (+27% vs. 12M 01)

NET INCOME
$47 Million in Q4 02 (-18% vs. Q4 01)
$181 Million in 12M 02 (-14% vs. 12M 01)

        New York, New York, February 6, 2003—Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), reported 2002 net income of $181.1 million, compared with $209.5 million in 2001. Operating earnings reached $215.2 million, 4.9% higher than in 2001. The Company has redefined operating earnings as net income before the effects of mark-to-market adjustments for investment-grade pooled credit default swaps (pooled CDS). Other items previously excluded from operating earnings are included in operating earnings for the periods reported in this release, and operating earnings have been restated for the comparable prior-year periods.

        For the fourth quarter of 2002, operating earnings rose 3.2% over last year's fourth quarter result to reach $58.6 million. Fourth quarter net income was $47.2 million, compared with $57.2 million in last year's comparable period. Fourth quarter net income reflected an expense of $10.1 million ($7.2 million after taxes) to strengthen the general reserve as a result of credit deterioration and defaults in the collateral backing certain collateralized bond obligations (CBOs). In addition, due to widening insurance premium spreads in the credit default swap market, the Company recorded a mark-to-market charge for pooled CDS of $16.8 million ($11.4 million after taxes).

        Adjusted book value rose to $2.7 billion at December 31, 2002. This reflects growth during the past 12 months of 13.9% excluding realized and unrealized capital gains and losses in the investment portfolio and 17.4% including such gains and losses. (Operating earnings and adjusted book value are non-GAAP measures. They are defined under Non-GAAP Terms near the end of this release. Reconciliations to net income and book value, respectively, appear later in this release.)

        Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA, said: "2002 was a bittersweet year for FSA. With $882 million of present value (PV) originations, we had our best production year ever, and this continued to drive strong growth in earned premiums. However, our financial results suffered because we took reserves on certain funded collateralized bond obligations (CBOs) and were required, under Statement of Financial Accounting Standards No. 133, to take mark-to-market charges related to pooled credit default swaps. Additionally, in August, we terminated our exposure under a one-of-a-kind "single-name" credit default swap program, which we have previously discussed."

        In mid-2002, FSA undertook an extensive review of its insured collateralized debt obligation (CDO) portfolio, identifying a small group of insured CBOs that were not performing as expected. Under certain assumptions as to future default rates, FSA concluded that the CBO portfolio would be expected to generate present value losses of $51.5 million in six to 10 years. Based on developments in the fourth quarter, the Company now believes the appropriate loss estimate for the CBO portfolio is $10.1 million higher than the mid-year estimate, so it has further strengthened reserves in that amount. The CBO portfolio currently contains seven transactions whose underlying quality is below investment grade, which have a net outstanding par amount totaling $1.4 billion.

        Regarding pooled CDS mark-to-market charges, Mr. Cochran said, "As we have said previously, we believe that these high-quality credit exposures do not reflect real economic risk of loss. The losses we are required to record under SFAS No. 133 are expected to be offset eventually by an equal amount of gains as the transactions in the portfolio run to term."

        During the fourth quarter, as previously disclosed, the Company issued $230 million of 6.25% Notes due 2102 and callable on or after November 26, 2007. The Company used the proceeds to redeem $130 million of 7.375% Senior Quarterly Income Debt Securities due September 30, 2097, to increase the capital of the Company's insurance company subsidiaries.

BUSINESS PRODUCTION

        New business originated by the operating subsidiaries during the fourth quarter will generate revenue with a present value (PV originations) of $255.7 million, 3.7% below the record PV originations in the same quarter of 2001. For the year, PV originations increased 26.6% over last year's comparable result. (The Company has introduced the term "PV originations" because the measure includes the present value of both premiums from insurance operations and future net interest margin from asset management products.)

GROSS PAR INSURED OF NEW ORIGINATIONS

(Dollars in billions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2002	2001	2002	2001
U.S Municipal Obligations	$14.6	$10.3	$51.6	$36.4
U.S. Asset-Backed Obligations(1)	2.1	25.6	35.6	56.1
International Obligations	6.5	7.2	19.8	21.1
Asset Management Products	1.2	0.4	2.7	0.6

Total	$24.4	$43.5	$109.7	$114.2

(1)
U.S. asset-backed amounts for the fourth quarter of 2001 and full-year 2001 are restated to exclude asset management products.

GROSS PV ORIGINATIONS

(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2002	2001	2002	2001
U.S Municipal Obligations(1)	$167.1	$64.0	$420.7	$222.3
U.S. Asset-Backed Obligations(1)(2)	33.0	167.1	196.1	350.1
International Obligations(1)	47.6	31.1	199.3	120.3
Asset Management Products(3)	8.0	3.3	65.7	3.8

Total	$255.7	$265.5	$881.8	$696.5

(1)
Present value of premiums originated (PV premiums)

(2)
U.S. asset-backed amounts for the fourth quarter of 2001 and full-year 2001 have been restated to exclude asset management net interest margin.

(3)
Present value of future net interest margin originated

        Municipal.    For the year, new issue volume in the U.S. municipal bond market reached a record $357.9 billion, and insurance penetration increased to approximately 49% from 46% in the prior year.

In this environment, FSA insured approximately 27% of the insured new issues sold during the year. FSA insured a par amount of $51.6 billion of U.S. primary and secondary municipal obligations with closing dates in 2002, an increase of 41.6% over the amount insured in the prior year. FSA's U.S. municipal PV premiums in 2002 increased 89.2% over PV premiums in 2001. FSA's premiums increased more rapidly than par insured because a smaller proportion of par was generated by general obligations, which tend to have lower premium rates than more complex issues of similar credit quality. Underlying credit quality of new originations was more than 92% Single-A or higher.

        For the quarter, FSA's municipal par originated rose 41.6% and PV premiums increased 161.2% over the comparable results for 2001. During the quarter, FSA guaranteed $1 billion of variable-rate and fixed-rate California Department of Water Resources (DWR) Power Supply Revenue Bonds.

        Asset-backed.    For the year, the Company's U.S. asset-backed par originated was $35.6 billion, 36.4% lower than in 2001. Asset-backed PV premiums declined 44.0%. For the fourth quarter, the Company's U.S. asset-backed par originated was $2.1 billion, compared with $25.6 billion in the fourth quarter of last year, and asset-backed PV premiums declined 80.2%. The decline in volume reflects FSA's heightened selectivity in the CDO and consumer receivables sectors during a period of economic weakness.

        International.    For the year, FSA insured international obligations with an aggregate par amount of $19.8 billion, a decrease of 6.3%. However, PV premiums rose 65.6% to $199.3 million because Triple-A and Double-A shadow-rated CDO transactions, which tend to have low premiums relative to par, represented a smaller part of the business mix. FSA insured several transactions in the infrastructure finance sector, including public-private partnership financings such as those under the U.K. Private Finance Initiative. It also guaranteed credit default swaps in the pooled corporate and residential mortgage sectors and completed several funded consumer finance securitizations.

        For the fourth quarter, FSA insured $6.5 billion par of international obligations, generating $47.6 million of PV premiums, versus $7.2 billion of par and $31.1 million of PV premiums in the fourth quarter of 2001. Among other transactions in the fourth quarter, FSA guaranteed a £135.8 million issue in the Artesian Finance program, which uses the FSA guaranty to provide efficient capital market access for regulated U.K. water companies.

        Asset Management.    The asset management group completed its first full year of operations. In 2002, the present value of future net interest margin from asset management products, including guaranteed investment contracts (GICs), was $65.7 million and $8.0 million for the full year and fourth quarter, respectively. Of the $3.8 million present value of future net interest margin originated in 2001, $3.3 million was generated in the fourth quarter of that year.

ANALYSIS OF FINANCIAL RESULTS

COMPONENTS OF NET INCOME

(After-tax dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2002	2001	2002	2001
Net Income	$47.2	$57.2	$181.1	$209.5
Mark-to-market of pooled CDS(1)	(11.4)	0.5	(34.1)	4.4

Operating Earnings(2)	58.6	56.7	215.2	205.1

Noteworthy Items Included in Operating Earnings:
Refundings, calls or other accelerations(3)	7.3	2.8	15.4	4.4
Realized capital gains(4)	1.6	0.9	21.2	4.7
Equity-based compensation(4)	(9.1)	(4.9)	(24.2)	(16.4)
General reserve strengthening(4)	(7.2)		(29.3)
Termination of single-name credit default swap program(4)			(28.3)

(1)
This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps that reference pools of financial obligations and are of investment-grade quality.

(2)
This definition of operating earnings differs from that used in FSA's financial reporting prior to the fourth quarter of 2002. The amounts for fourth quarter and full year 2001 are therefore restated.

(3)
Net of deferred acquisition cost amortization

(4)
Excluded from operating earnings under the definition used prior to the fourth quarter of 2002

        NET INCOME.    For the year, net income declined 13.6% to $181.1 million. Net income was negatively affected by mark-to-market charges for pooled CDS ($50.2 million before taxes and $34.1 million after taxes). Under Statement of Financial Accounting Standards No. 133 (SFAS No. 133), the Company marks to market certain guaranteed derivatives transactions based on an estimate of fair value derived from current pricing of insurance premiums in the credit default swap market. Fourth quarter net income declined 17.5% to $47.2 million. Fourth quarter net income was negatively affected by a $16.8 million pooled CDS mark-to-market charge ($11.4 million after taxes).

        The Company has always included the cost of its equity-based compensation programs in net income.

        OPERATING EARNINGS.    For the year, operating earnings reached $215.2 million, an increase of 4.9% over the 2001 result despite charges in the second and fourth quarters to strengthen the general reserve (totaling $41.1 million before taxes and $29.3 million after taxes) and a third-quarter charge due to the termination of FSA's exposure under its single-name credit default swap program ($41.9 million before taxes and $28.3 million after taxes). After-tax capital gains represented $21.2 million of operating earnings in 2002, compared with $4.7 million in 2001.

        For the quarter, operating earnings reached $58.6 million, an increase of 3.2% versus the result in last year's comparable period. Fourth quarter operating earnings were negatively affected by a $10.1 million reserve-strengthening charge ($7.2 million after taxes) described earlier in this release. After-tax capital gains represented $1.6 million of operating earnings in the fourth quarter, compared with $0.9 million in the fourth quarter of 2001.

        GROSS PREMIUMS WRITTEN.    For the year, gross premiums written were $803.7 million, up 65.5% from $485.6 million in 2001. Gross premiums written for the fourth quarter were $273.1 million, 91.3% higher than FSA's result in the same period of 2001.

        NET PREMIUMS WRITTEN.    For the year, net premiums written were $532.7 million, up 66.7% from $319.6 million in 2001. Net premiums written for the fourth quarter were $163.0 million, 82.9% higher than FSA's result in the same period of 2001.

        EARNED PREMIUMS.    Full-year net premiums earned totaled $314.9 million, a 36.3% increase. This result includes $28.0 million of refundings and prepayments, compared with $9.1 million earned in 2001. For the fourth quarter, total net premiums earned were $88.0 million, compared with $65.6 million in last year's comparable period. Fourth quarter refundings and prepayments were $12.3 million, compared with $5.8 million in the same period of 2001.

        INVESTMENT PORTFOLIO.    Net investment income for 2002 was $139.1 million, an increase of 7.9% over the 2001 result. The increase reflected higher invested balances partially offset by lower reinvestment rates stemming from the current interest rate environment. Capital gains were $29.2 million in 2002, compared with capital gains of $7.2 million in 2001. The Company's effective tax rate on investment income (excluding the effects of capital gains and losses) was 10.4% for 2002, compared with 11.0% for the prior year.

        Net investment income for the fourth quarter was $36.2 million, an increase of 8.2% over last year's fourth quarter result. The increase reflected higher invested balances partially offset by lower reinvestment rates available in the current interest rate environment. Capital gains were $2.4 million in the fourth quarter, compared with capital gains of $1.5 million in the fourth quarter of 2001. The Company's effective tax rate on investment income (excluding the effects of capital gains and losses) was 9.4% for the fourth quarter, compared with 11.2% for the same period a year earlier.

        The Company's investment portfolio totaled $3.2 billion at December 31, 2002, compared with $2.6 billion a year earlier. These amounts exclude the GIC portfolio.

        EXPENSES AND RESERVES.    For the year, policy acquisition and other operating expenses increased to $112.4 million, or $30.3 million higher than in 2001. Losses and loss adjustment expenses, net of reinsurance, were $65.6 million in 2002, consisting of $41.1 million of general reserve adjustments to reflect additional estimated losses in FSA-insured CDOs, as discussed above and in the Company's second quarter earnings release, and the addition of $24.5 million to the general reserve based on the methodology the Company applies each quarter. As previously disclosed, beginning in the second quarter of 2002, FSA increased the loss factor used in this calculation to increase the strength of its general reserve. In 2001, losses and loss adjustment expenses, net of reinsurance, were $12.5 million, reflecting additions to the general reserve. Additions to reserves represent management's estimate of the amount required to cover the present value of the net cost of claims. The Company monitors its reserves on an ongoing basis and periodically adjusts such reserves, upward or downward, based on the Company's actual loss experience, its mix of business, and economic conditions. At December 31, 2002, FSA's general reserve totaled $89.7 million. During the fourth quarter of 2002, net transfers from the general reserve to case reserves totaled $33.2 million, primarily for CBOs.

        For the quarter, policy acquisition and other operating expenses increased to $41.2 million, or $19.1 million higher than in the prior year's fourth quarter. Losses and loss adjustment expenses, net of reinsurance, were $14.6 million in the fourth quarter, consisting of the $10.1 million general reserve adjustment to reflect additional estimated losses in FSA-insured CDOs, as discussed above, and a $4.5 million addition to the general reserve based on the methodology the Company applies each quarter. In the comparable quarter of 2001, losses and loss adjustment expenses, net of reinsurance, were $3.4 million, reflecting additions to the general reserve.

ADDITIONAL INFORMATION

        The Company will post today its current Operating Supplement to its website, www.fsa.com. The Operating Supplement contains additional information about results for the period covered in this release. The Company will also post additional information on its insured securitization program with AmeriCredit Corp. on its website. This information can be found under "Financial Information-Investor Presentations" on FSA's home page.

        FSA has received inquiries regarding the performance of its insured AmeriCredit securitization transactions, following AmeriCredit's quarterly earnings announcement disclosing an increase in default frequency and decline in recovery values in its auto loan portfolio. AmeriCredit is the largest independent middle-market auto finance company in North America.

        Since 1994, FSA has insured 31 auto-loan securitization transactions sponsored by AmeriCredit. Of these, 16 transactions have paid off completely, and FSA's gross insured par under the program at February 5 was $9.1 billion, which is currently amortizing at approximately $400 million per month. Taking into account reinsurance, FSA's net exposure at February 5 was $7.1 billion.

        Surveillance data indicates that the expected lifetime cumulative losses for the 15 outstanding FSA-insured AmeriCredit transactions, taking into account the current negative trend in auto loan defaults and recoveries, confirms that existing cushions and built-in protections continue to provide FSA with a significant margin of safety. FSA has reinsured approximately 70% of the Standard & Poor's credit gap on the program. The credit gap represents Standard & Poor's determination of the additional credit protection required at inception to enhance an insured risk to a Triple-A level of underlying credit quality.

NON-GAAP TERMS

        Management and investors consider the measures listed and defined below to be important in analyzing the financial results of the Company. However, none of these measures are promulgated in accordance with accounting principles generally accepted in the United States of America and should not be considered as substitutes for shareholders' equity, net income, revenues, expenses and gross premiums written.

        Operating earnings—Net income before the effects of mark-to-market adjustments under SFAS No. 133 for pooled CDS. For purposes of calculating operating earnings, pooled CDS are defined as FSA-insured credit default swaps that reference pools of financial obligations and require payments by the Company if losses exceed a defined deductible providing an investment-grade level of protection to the Company. Management considers operating earnings a key measure of normal operating results, as the SFAS No. 133 adjustments for each guaranteed credit default swap are expected to sum to zero over the life of the transaction.

        Present value originations (PV originations)—For business originated in a given period, the sum of PV premiums (future installment premiums discounted to their present value plus upfront premiums) and the present value of future net interest margin from asset management products, such as guaranteed investment contracts. The Company considers PV originations and PV premiums to be important indicators of a given period's origination activity because a substantial portion of the Company's premiums is collected in installments.

        Adjusted book value—Book value plus the after-tax present value of net deferred premium revenue, installment premiums and future net interest margin less deferred expenses. Management and some equity analysts use adjusted book value per common share as a proxy for the Company's intrinsic value, exclusive of franchise value.

RECONCILIATION OF BOOK VALUE TO ADJUSTED BOOK VALUE

(Dollars in millions)

	December 31, 2002	December 31, 2001
Book Value(1)	1,868.4	1,635.9
After-tax value of:
Net deferred premium revenue, net of deferred acquisition cost	407.6	274.0
Present value of installment premiums and future net interest margin	411.3	384.6

Adjusted Book Value	2,687.3	2,294.5

(1)
Includes the effect of after-tax unrealized gains in the investment portfolio, which was $134.7 million at December 31, 2002 and $63.0 million at December 31, 2001.

FORWARD-LOOKING STATEMENTS

        This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. The words "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to the Company's: growth in book value, adjusted book value, operating earnings, net income, premium originations or return on equity; business strategy; financial and operating targets or plans; incurred losses and the adequacy of its loss and loss adjustment expense reserves; projections of revenues, income (or loss), earnings (or loss), dividends, market share or other financial forecasts; expansion and growth of the business and operations; and future capital expenditures.

        These statements are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in its forward-looking statements. These factors include: (1) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (2) competitive forces, including the conduct of other financial guaranty insurers in general; (3) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients; (4) changes in accounting principles or practices that may result in a decline in securitization transactions; (5) an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (6) inadequacy of loss reserves established by the Company; (7) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (8) downgrade or default of one or more of FSA's reinsurers; (9) the amount and nature of business opportunities that may be presented to the Company; (10) market conditions, including the credit quality and market pricing of securities issued; (11) capacity limitations that may impair investor appetite for FSA-insured obligations; (12) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements and (13) other factors, most of which are beyond the Company's control.

        Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company's business or operations. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

        Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world. Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities. FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Rating and Investment Information, Inc. FSA Holdings is a member of the Dexia group. For additional information, visit www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
Revenues:
Net premiums written	$163,016	$89,119	$532,747	$319,638

Premiums earned	88,042	65,600	314,880	230,999
Net investment income	36,165	33,431	139,120	128,921
Net realized gains	2,444	1,543	29,204	7,183
Guaranteed investment contract net interest income	17,047	1,171	34,834	1,171
Guaranteed investment contract net realized gains (losses)	1,621	(346)	1,675	(346)
Net realized and unrealized gains (losses) on
derivative instruments	(15,383)	703	(94,377)	6,742
Other income	1,183	2,611	3,011	3,984

TOTAL REVENUES	131,119	104,713	428,347	378,654

Expenses:
Losses and loss adjustment expenses	14,618	3,385	65,613	12,497
Interest expense	10,476	4,405	28,098	16,866
Policy acquisition costs	14,924	11,007	54,093	41,375
Guaranteed investment contract net interest expense	17,090	1,060	28,730	1,060
Other operating expenses	26,171	11,102	58,265	40,722

TOTAL EXPENSES	83,279	30,959	234,799	112,520

Minority interest and equity in earnings of unconsolidated affiliates	8,617	450	22,631	3,343

INCOME BEFORE INCOME TAXES	56,457	74,204	216,179	269,477
Benefit (provision) for income taxes	(9,303)	(17,017)	(35,104)	(59,981)

NET INCOME	47,154	57,187	181,075	209,496

Other comprehensive income, net of tax:
Unrealized gains on securities:
Holding gains (losses) arising during period	(17,255)	(30,153)	92,905	(2,425)
Less: reclassification adjustment for gains included in net income	1,611	921	21,188	4,704

Other comprehensive income (loss)	(18,866)	(31,074)	71,717	(7,129)

COMPREHENSIVE INCOME	$28,288	$26,113	$252,792	$202,367

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

	December 31, 2002	December 31, 2001
ASSETS
Bonds at market value (amortized cost of $2,615,173 and $2,236,979)	$2,829,763	$2,329,269
Equity investments at market value (cost of $10,000)		10,070
Short-term investments	375,688	218,727
Guaranteed investment contract bond portfolio at market value (amortized cost of $1,800,106 and $428,016)	1,827,543	427,993
Guaranteed investment contract short-term investment portfolio	4,632	228,038

Total investments	5,037,626	3,214,097
Cash	31,368	7,784
Securitized loans at fair value (cost of $431,718)	437,231
Securities purchased under agreements to resell	90,000
Deferred acquisition costs	253,777	240,492
Prepaid reinsurance premiums	557,659	420,798
Reinsurance recoverable on unpaid losses	75,950	28,880
Investment in unconsolidated affiliates	115,833	87,376
Other assets	452,193	309,427

TOTAL ASSETS	$7,051,637	$4,308,854

LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS' EQUITY
Deferred premium revenue	$1,450,211	$1,090,332
Losses and loss adjustment expenses	223,618	114,428
Guaranteed investment contracts	2,473,187	599,975
Deferred federal income taxes	124,310	101,971
Ceded reinsurance balances payable	79,870	34,961
Notes payable	430,000	330,000
Deferred compensation	83,031	95,948
Minority interest	52,841	46,157
Payable for securities purchased	10,490	85,488
Accrued expenses and other liabilities	255,709	173,636

TOTAL LIABILITIES AND MINORITY INTEREST	5,183,267	2,672,896

Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital—common	903,494	903,494
Accumulated other comprehensive income (net of deferred income taxes of $66,270 and $29,394)	134,683	62,966
Accumulated earnings	829,858	669,163
Deferred equity compensation	23,445	23,716
Less treasury stock at cost (297,658 and 301,095 shares held)	(23,445)	(23,716)

TOTAL SHAREHOLDERS' EQUITY	1,868,370	1,635,958

TOTAL LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS' EQUITY	$7,051,637	$4,308,854

Expense Analysis(1)

(dollars in thousands)

2002	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Losses and loss adjustment expenses	$2,912	$39,207	$8,876	$14,618	$65,613
Interest	5,861	5,881	5,880	10,476	28,098
Amortization of previously deferred underwriting expenses and reinsurance commissions	12,365	13,512	13,292	14,924	54,093
Gross underwriting and operating expenses	43,083	43,293	46,176	61,555	194,107
Underwriting expenses deferred	(32,820)	(32,572)	(35,066)	(35,384)	(135,842)
Reinsurance commissions received, net	(12,690)	(10,589)	(15,619)	(29,566)	(68,464)
Reinsurance commissions deferred, net	12,690	10,589	15,619	29,566	68,464
Other operating expenses	10,263	10,721	11,110	26,171	58,265
Total expenses	$31,401	$69,321	$39,158	$66,189	$206,069
2001	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Losses and loss adjustment expenses	$2,778	$3,195	$3,139	$3,385	$12,497
Interest	4,154	4,153	4,154	4,405	16,866
Amortization of previously deferred underwriting expenses and reinsurance commissions	9,274	10,426	10,668	11,007	41,375
Gross underwriting and operating expenses	32,886	41,669	39,200	49,488	163,243
Underwriting expenses deferred	(24,807)	(30,309)	(29,019)	(38,377)	(122,512)
Reinsurance commissions received, net	(7,595)	(12,141)	(7,613)	(14,432)	(41,781)
Reinsurance commissions deferred, net	7,595	12,141	7,613	14,432	41,781
Other operating expenses	8,079	11,360	10,181	11,111	40,731
Total expenses	$24,285	$29,134	$28,142	$29,908	$111,469

(1)
Excludes expenses of guaranteed investment contract business.

Effect of Insured Bond Refundings

(dollars in thousands)

2002	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$2,289	$7,019	$6,403	$12,254	$27,965
Less:
Deferred Acquisition Costs Recognized	555	1,432	1,338	1,043	4,368
Net Effect Before Taxes	1,734	5,587	5,065	11,211	23,597
Tax Provision	607	1,955	1,773	3,924	8,259
Net Income Effect	1,127	3,632	3,292	7,287	15,338
2001	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$1,174	$1,741	$381	$5,799	$9,095
Less:
Deferred Acquisition Costs Recognized	331	411	92	1,531	2,365
Net Effect Before Taxes	843	1,330	289	4,268	6,730
Tax Provision	295	466	101	1,494	2,356
Net Income Effect	548	864	188	2,774	4,374

Annual Financial and Statistical Data

(dollars in thousands, except per share data)

	Years Ended December 31
	2002	2001	2000	1999	1998*
Income Statement
Gross premiums written	$803,701	$485,570	$372,325	$362,671	$319,266
Net premiums written	532,747	319,638	218,138	230,435	219,853
Net premiums earned	314,880	230,999	192,149	174,959	137,927
Net investment income	139,120	128,921	121,144	94,723	78,823
Guaranteed investment contract, net	8,411	(235)
Losses and loss adjustment expenses	65,613	12,497	9,403	8,829	3,949
Income before income taxes	216,179	269,477	67,401	163,978	157,251
Net Income	181,075	209,496	63,283	125,405	115,356
Selected Financial Statistics
GAAP Basis(1)
Loss ratio (%)	20.8	5.3	4.9	5.0	2.9
Expense ratio (%)	31.9	36.0	57.6	41.7	46.4
Combined ratio (%)	52.7	41.3	62.5	46.7	49.3
SAP Basis(1)
Loss ratio (%)	15.1	4.0	(0.5)	0.3	(7.4)
Expense ratio (%)	22.5	38.9	61.8	21.5	26.9
Combined ratio (%)	37.6	42.9	61.3	24.5	19.5
Balance Sheet
Total investments	$5,037,626	$3,214,097	$2,234,851	$2,140,022	$1,874,837
Prepaid reinsurance premiums	557,659	420,798	354,117	285,105	217,096
Total assets	7,051,637	4,308,854	3,148,694	2,905,644	2,452,266
Deferred premium revenue	1,450,211	1,090,332	936,826	844,146	721,699
Notes payable	430,000	330,000	230,000	230,000	230,000
Total liabilities	5,183,267	2,672,896	1,682,961	1,652,960	1,386,130
Shareholders' equity	1,868,370	1,635,958	1,465,733	1,251,984	1,065,436
Selected Financial Statistics(1)
Gross insurance in force	$512,232,953	$422,296,318	$321,753,871	$271,964,391	$216,564,000
Net insurance in force	365,256,111	300,637,067	225,426,403	195,571,240	159,995,000
Qualified statutory capital	1,876,117	1,593,570	1,436,681	1,320,082	1,037,710
Policyholders' leverage ratio	195:1	189:1	157:1	148:1	154:1

(1)
These ratios and statistics relate solely to FSA. The GAAP loss ratio is losses and loss adjustment expenses incurred (inclusive of additions to the General Reserve) divided by net premiums earned. The SAP loss ratio is losses and loss adjustment expenses incurred (exclusive of additions to the General Reserve) divided by net premiums earned. The GAAP expense ratio is underwriting and operating expenses divided by net premiums earned. The SAP expense ratio is underwriting and operating expenses divided by net premiums written. The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.

(2)
Includes $105,541 of merger related costs.

*
1998 results have been restated to show effect of accounting change for forward share purchase agreements.

Statutory Analytics & Investment Portfolio

December 31, 2002

(dollars in thousands)

Statutory Analytics

	4th Qtr. 2002	Full Year 2002	Full Year 2001
Loss Ratio(1)	38.5%	15.1%	4.0%
Expense Ratio(1)	13.4%	22.5%	38.9%
Combined Ratio(1)	51.9%	37.6%	42.9%
		12/31/02	12/31/01
Contingency Reserve		691,955	784,591
Capital and Surplus		1,184,162	808,979
Qualified Statutory Capital		1,876,117	1,593,570
Deferred premium revenue		1,055,340	810,898
Loss and loss adjustment expenses		58,012	16,477
Policyholders' capital and reserves		2,989,469	2,420,945
Net present value of installment premiums		589,654	556,398
Third-party capital support		240,000	240,000
Total claims-paying resources		3,819,123	3,217,343
Net insurance in force (principal & interest)		$365,256,111	$300,637,067
Policyholders' leverage (risk-to-capital ratio)(2)		195:1	189:1
Claims-paying ratio(3)		96:1	93:1

(1)
Underwriting expense ratio is based on net premium earned for GAAP and net premiums written for statutory.

(2)
Policyholders' leverage ratio is net insurance in force divided by qualified statutory capital.

(3)
Claims-paying ratio is net insurance in force divided by claims-paying resources.

Investment Portfolio(1)

Type of Security	Amortized Cost	Market Value	% of Amortized Cost	Yield(2)	Annualized Income(3)
Long-term bonds:
Tax-exempt	$2,034,691	$2,220,869	68.0%	5.48%	$111,555
Taxable	580,482	608,894	19.4%	5.49%	31,861
Short-term	375,688	375,688	12.6%	1.46%	3,667
Total	$2,990,861	$3,205,451	100.0%	5.13%	$147,083
Maturity	Amortized Cost	% of Amortized Cost		Quality Distribution of Long-Term Fixed Income Investments
Within 1 Year	$376,687	12.6%		AAA	75.8%
1 to 5 Years	149,770	5.0%		AA	20.0%
5 to 10 Years	269,917	9.0%		A	4.5%
10 or more Years	1,866,736	62.4%		NR	0.0%

Mortgage-backed Securities	250,113	8.4%			100.0%
Asset-backed Securities	77,638	2.6%
Total	$2,990,861	100.0%

(1)
Excludes portfolio related to municipal investment agreements.

(2)
Estimated yield on assets at end of reporting quarter; short-term investments includes taxable and tax-exempt securities but excludes cash equivalents of $125.0 million.

(3)
Before taxes if applicable; based on indicated yields.

Municipal New-Issue Market Data(1)

(dollars in billions)

				FSA Market Share(2)
	Par Value
			Percent Insured
	Issued	Insured		Amount	Percent
4th Qtr. 2002	104.1	49.7	47.7%	13.0	26.2%
3rd	87.1	42.6	48.9%	10.5	24.6%
2nd	98.7	49.9	50.6%	12.4	24.8%
1st	68.0	34.5	50.7%	11.6	33.6%
4th Qtr. 2001	90.1	40.6	45.1%	8.9	21.9%
3rd	59.3	27.2	45.9%	8.4	30.9%
2nd	78.3	39.3	50.2%	9.9	25.1%
1st	58.9	25.4	43.1%	9.1	35.8%
2002	357.9	176.7	49.4%	47.5	26.9%
2001	286.6	132.5	46.2%	36.3	27.4%
2000	200.7	79.5	39.6%	19.5	24.5%
1999	227.4	105.3	46.3%	24.2	23.0%
1998	286.7	145.5	50.7%	32.0	22.1%
1997	220.5	107.5	48.8%	16.2	15.1%
1996	185.0	85.7	46.3%	11.2	13.1%
1995	160.0	68.5	42.8%	3.3	4.8%
1994	165.0	61.5	37.3%	2.7	4.4%
1993	292.2	107.9	36.9%	7.5	7.0%
1992	234.7	80.8	34.4%	4.8	5.9%
1991	172.4	51.9	30.1%	2.8	5.4%

(1)
FSA estimates based on industry sources, including The Bond Buyer and Securities Data Company. Data is subject to revision as additional information becomes available.

(2)
Share of insured bond market. FSA volume for 1993 through 2002 is based on sales dates, not closing dates, and will not reconcile with other data in this Supplement. Excludes secondary-market and non-U.S. transactions.

Gross Par Value and Present Value Originated by FSA

(dollars in millions)

	4th Quarter		Year-to-Date
	2002	2001	2002	2001
Municipal
Gross Par Value Insured	15,170	10,675	53,973	37,631
Gross Premiums Written
Up-Front	187.9	65.9	467.6	231.7
Installments(1)	4.2	2.2	41.3	9.0
Total Gross Premiums	192.1	68.1	508.9	240.7
Gross Present Value of Premiums Written(2)	191.5	68.9	545.1	245.3
Asset-Backed
Gross Par Value Insured	7,990	32,436	53,081	75,995
Gross Premiums Written
Up-Front	3.7	1.1	17.7	20.1
Installments(1)	77.3	73.6	277.1	224.8
Total Gross Premiums	81.0	74.7	294.8	244.9
Gross Present Value of Premiums Written(2)	56.2	193.3	271.0	447.4
Asset Management
Gross Par Value Insured	1,238	419	2,674	599
Gross Net Interest Margin Written
Up-Front	0.0	0.0	0.0	0.0
Installments	3.2	0.0	3.2	0.0
Total Gross Net Interest Margin	3.2	0.0	3.2	0.0
Gross Present Value of Net Interest Margin(3)	8.0	3.3	65.7	3.8
Total Originations Written
Gross Par Value Insured	24,398	43,530	109,728	114,225
Gross Originations Written
Up-Front	191.6	67.0	485.3	251.8
Installments	84.7	75.8	321.6	233.8
Total Gross Originations	276.3	142.8	806.9	485.6
Gross Present Value of Originations	255.7	265.5	881.8	696.5

(1)
Installments are the periodic premium payments received by FSA for business written in current and prior years.

(2)
The Company evaluates its insurance business production for a given period by its gross present value (PV) of premiums written. Gross PV premiums written for a particular period includes both (i) the amount of premiums received in such period under all insurance policies in which premiums are payable up front and (ii) the amount of all future premiums estimated to be payable under the Company's installment-based policies issued during such period, discounted to present value. The discount rate for business written in 2002 is 5.91% per annum and in 2001 is 5.79% per annum, equal to the average pre-tax yield on the Company's investment portfolio for the previous three calendar years. Management uses its best estimate of the life of each insurance policy for which premiums are payable in installments when calculating gross PV premiums written.

  However, the actual period over which installment-based premiums are paid and the total amount paid will vary from management's estimate if the insured obligation remains outstanding for a period that is different from that estimated by management. If the life of an insured obligation is shorter than that estimated, the related gross PV premiums outstanding will be reduced. Conversely, if the life of an insured obligation is longer than that estimated, the related gross PV premiums outstanding will be increased.

(3)
The present value of the net interest margin represents the present value of the difference between the estimated interest to be received on the GIC investments and the estimated interest to be paid on the GIC liabilities over the estimated life of each transaction, giving effect to swaps and other derivatives which convert fixed rate assets and liabilities to floating rates. The discount rate is the same as used for premiums (see footnote 2).

Insured Portfolio Profile

Par Value

(dollars in millions)

	Insured in 2002				Outstanding as of December 31, 2002
	Gross Amount
		%	Net Amount	%	Net Amount	%
Municipal Obligations
Domestic
General obligation bonds	$19,820	36.7	$15,631	39.7	$52,786	38.5
Tax-supported bonds	10,036	18.6	7,033	17.9	27,556	20.1
Municipal utility revenue bonds	10,507	19.5	7,622	19.4	23,442	17.1
Health care revenue bonds	1,255	2.3	486	1.3	5,970	4.3
Housing revenue bonds	1,819	3.4	1,507	3.8	5,834	4.2
Transportation revenue bonds	4,661	8.6	3,071	7.8	7,640	5.6
Other municipal bonds	3,524	6.5	2,559	6.5	9,304	6.8

Subtotal	51,622	95.6	37,909	96.4	132,532	96.6
International	2,351	4.4	1,432	3.6	4,645	3.4
Total municipal obligations	$53,973	100.0	$39,341	100.0	$137,177	100.0
Geographic Distribution
California	$6,483	12.0	$4,878	12.4	$19,379	14.1
New York	7,885	14.6	5,604	14.3	13,256	9.7
Texas	3,678	6.8	2,877	7.3	10,052	7.3
Pennsylvania	3,072	5.7	2,437	6.2	8,496	6.2
Florida	3,218	6.0	2,452	6.2	7,602	5.5
Illinois	1,909	3.5	1,352	3.4	6,767	4.9
New Jersey	2,166	4.0	1,528	3.9	6,322	4.6
Washington	2,344	4.3	1,694	4.3	5,020	3.7
Michigan	2,255	4.2	1,501	3.8	4,088	3.0
Massachusetts	783	1.5	631	1.6	3,864	2.8
Wisconsin	935	1.7	1,028	2.6	3,529	2.6
All Other U.S. Jurisdictions	16,894	31.3	11,927	30.3	44,157	32.2
International	2,351	4.4	1,432	3.7	4,645	3.4
Total municipal obligations	$53,973	100.0	$39,341	100.0	$137,177	100.0

Asset-Backed Obligations
Domestic
Residential mortgages	$9,887	17.7	$7,181	15.9	$21,604	16.8
Consumer receivables	10,919	19.6	8,566	19.0	18,776	14.6
Pooled corporate obligations	15,860	28.5	14,000	31.0	48,613	37.8
Investor-owned utility obligations	—	0.0	—	0.0	468	0.4
Other asset-backed obligations	1,686	3.0	1,239	2.7	5,195	4.0

Subtotal	38,352	68.8	30,986	68.6	94,656	73.6
International	17,403	31.2	14,166	31.4	33,867	26.4
Total asset-backed obligations	$55,755	100.0	$45,152	100.0	$128,523	100.0

Total Portfolio	$109,728		$84,493		$265,700

	Rating(1)	Percent of Portfolio
Distribution of Insured Portfolio by Rating as of December 31, 2002	AAA	27.2
	AA	26.7
	A	34.0
	BBB	12.0
	Other	1.1

(1) Based upon internal FSA ratings.	100.0

25 Largest Municipal Exposures
as of December 31, 2002

(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
California Housing Finance Agency		$1,291.49%
Clark County School District G.O., NV		848.32%
Commonwealth of Massachusetts G.O.		837.31%
The City of New York G.O., NY		775.29%
State of Washington G.O.		763.29%
Long Island Power Authority, NY		754.28%
State of Illinois G.O.		752.28%
State of California G.O.		726.27%
State of Hawaii G.O.		693.26%
State of Connecticut Special Tax		686.26%
Metropolitan Transit Authority, NY Dedicated Tax		672.25%
Metropolitan Transit Authority, NY		672.25%
Puerto Rico Electric Power Authority		654.25%
Port Authority of New York and New Jersey, Consolidated Bonds		645.24%
City of Houston, TX Airport System		600.23%
New York City Municipal Water Finance Authority, NY		585.22%
City of Houston, TX Water & Sewer System		576.22%
New Jersey Transportation Trust Fund Authority		562.21%
Miami-Dade County, Florida Aviation Revenue Bonds, Miami Int'l Airport		534.20%
District of Columbia G.O.		531.20%
Massachusetts Water Resources Authority, General Revenue Bonds		529.20%
New Jersey Housing & Mortgage Finance Agency		518.20%
New York State Dormitory Authority (Mental Health Lease Obligations)		517.19%
New York City Health & Hospital Corp., NY		505.19%
Commonwealth of Kentucky, State Property and Buildings Commission		492.19%
Total		$16,718	6.29%

25 Largest Asset-Backed Exposures
as of December 31, 2002

(dollars in millions)

Obligor(1)	Net Par Outstanding	% of Total Net Par Outstanding
International Super AAA Synthetic CDO		$2,350.88%
International Synthetic CDO		1,908.72%
International AAA Synthetic CDO		1,889.71%
International Super AAA Synthetic CDO		1,703.64%
U.S. AAA Synthetic CDO		1,689.64%
U.S. AAA Synthetic CDO		1,676.63%
U.S. AAA Synthetic CDO		1,589.60%
WFS Financial 2002-2 Owner Trust		1,446.54%
International Synthetic CDO		1,404.53%
International Super AAA Synthetic CDO		1,380.52%
International Synthetic CDO		1,370.52%
US Super AAA Synthetic CDO		1,320.50%
WFS Financial 2002-1 Owner Trust		1,309.49%
WFS Financial 2002-4 Owner Trust		1,290.49%
International Super AAA Synthetic CDO		1,265.48%
International Super AAA Synthetic CDO		1,246.47%
International Super AAA Synthetic CDO		1,202.45%
International Super AAA Synthetic CDO		1,120.42%
EQCC Trust 2001-2 Class A-1		1,085.41%
AmeriCredit 2001-D		1,074.40%
EQCC Trust 2001-2 Class A-7		1,030.39%
AmeriCredit 2002-A		1,001.38%
EQCC Trust 2001-2 Class A-6		987.37%
AmeriCredit 2001-B		969.36%
International Synthetic CDO		963.36%
Total		$34,261	12.89%

(1)
"International Synthetic CDO" denotes a CDO with 20% or greater non-US collateral. "Super AAA" means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating. Where indicated, ratings are original FSA internal ratings expressed in industry terms.

Asset-Backed Debt Service and Premiums

(dollars in millions)

Debt Service
(Principal and Interest)

	Insured Debt Service
				Portfolio Run Off(1)	Ending Net Outstanding
	Gross	Ceded	Net
4th Qtr. 2002	$7,638	$2,554	$5,084	$(6,791)	$141,685
3rd	12,631	3,008	9,623	(7,434)	143,392
2nd	15,428	2,779	12,649	(6,450)	141,203
1st	18,432	2,241	16,191	(8,491)	135,004
4th Qtr. 2001	33,184	5,032	28,152	(3,212)	127,304
3rd	16,615	2,037	14,578	(5,642)	102,364
2nd	14,307	2,576	11,731	(6,256)	93,428
1st	11,298	1,036	10,262	(4,697)	87,953
2002	54,129	10,582	43,547	(29,166)	141,685
2001	75,404	10,681	64,723	(19,807)	127,304
2000	44,714	8,181	36,533	(19,031)	82,388
1999	41,694	8,904	32,790	(15,574)	64,886
1998	28,258	3,584	24,674	(13,108)	47,670

Premiums (GAAP Basis)

	Written Premium
				Ending Net Unearned Premium	Ending Net PV Premium
	Gross	Ceded	Net			Total
4th Qtr. 2002	$84.2	$25.2	$59.0	$93.5	$520.1	$613.6
3rd	76.9	21.2	55.7	100.0	528.9	628.9
2nd	70.8	18.3	52.5	98.4	543.2	641.6
1st	66.1	17.6	48.5	105.3	550.1	655.4
4th Qtr. 2001	74.7	26.2	48.5	105.2	510.2	615.4
3rd	67.4	26.9	40.5	102.4	430.2	532.6
2nd	51.9	16.5	35.4	102.1	391.8	493.9
1st	60.8	17.2	43.6	106.1	383.0	489.1
2002	298.0	82.3	215.7	93.5	520.1	613.6
2001	254.8	86.8	168.0	105.2	510.2	615.4
2000	202.6	68.0	134.6	98.4	352.3	450.7
1999	160.9	45.0	115.9	93.4	301.7	395.1
1998	96.4	28.5	67.9	72.2	189.2	261.4

(1)
Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs

Municipal Debt Service and Premiums

(dollars in millions)

Debt Service
(Principal and Interest)

	Insured Debt Service
				Portfolio Run Off(1)	Ending Net Outstanding
	Gross	Ceded	Net
4th Qtr. 2002	$25,295	$7,209	$18,086	$(3,928)	$223,571
3rd	23,699	6,490	17,209	(5,200)	209,413
2nd	23,287	6,366	16,921	(3,502)	197,404
1st	20,671	6,983	13,688	(3,036)	183,985
4th Qtr. 2001	18,070	6,084	11,986	(5,414)	173,333
3rd	12,954	4,126	8,828	(2,360)	166,761
2nd	19,433	4,932	14,501	(4,486)	160,293
1st	14,364	5,289	9,075	(1,835)	150,278
2002	92,952	27,048	65,904	(15,666)	223,571
2001	64,821	20,431	44,390	(14,095)	173,333
2000	40,542	16,456	24,086	(11,733)	143,038
1999	45,749	15,088	30,661	(12,301)	130,685
1998	60,194	19,127	41,222	(10,223)	112,325

Premiums (GAAP Basis)

	Written Premium
				Ending Net Unearned Premium	Ending Net PV Premium
	Gross	Ceded	Net			Total
4th Qtr. 2002	$192.1	$84.8	$107.3	$799.0	$69.6	$868.6
3rd	138.3	44.7	93.6	714.7	67.7	782.4
2nd	100.0	27.3	72.7	646.1	59.3	705.4
1st	78.5	31.8	46.7	588.6	47.9	636.5
4th Qtr. 2001	68.1	27.5	40.6	564.3	46.2	610.5
3rd	38.5	9.8	28.7	544.1	45.2	589.3
2nd	81.3	26.8	54.5	530.7	43.4	574.1
1st	42.9	15.1	27.8	494.7	42.3	537.0
2002	508.9	188.6	320.3	799.0	69.6	868.6
2001	230.8	79.2	151.6	564.3	46.2	610.5
2000	169.7	86.2	83.5	484.3	42.0	526.3
1999	201.8	87.3	114.5	465.7	38.0	503.7
1998	222.9	70.9	152.0	432.4	44.0	476.4

(1)
Includes decreases due to prepayments and increases due to accretions or higher outstandings under variable programs.

Asset-Backed Net Debt Service and Premiums

Amortizations and Ending Balances
As of December 31, 2002

(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding
4th Qtr. 2002		$141,685
2003	$23,519	118,166
2004	23,500	94,666
2005	20,881	73,785
2006	29,098	44,687
2007-2011	37,699	6,988
2012-2016	4,328	2,660
2017-2021	1,417	1,243
2022+	1,243
Total	$141,685

Net Premiums

		Scheduled Premium Earnings
	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total
4th Qtr. 2002	$93.5
2003	57.6	$35.9	$142.0	$177.9
2004	45.9	11.7	118.5	130.2
2005	37.4	8.5	91.5	100.0
2006	30.3	7.1	69.4	76.5
2007-2011	6.7	23.6	119.1	142.7
2012-2016	1.5	5.2	34.0	39.2
2017-2021	0.5	1.0	12.5	13.5
2022+		0.5	16.9	17.4
Total		$93.5	$603.9	$697.4

Municipal Net Debt Service and Premiums

Amortizations and Ending Balances
As of December 31, 2002

(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding
4th Qtr. 2002		$223,571
2003	$11,595	211,976
2004	11,697	200,279
2005	11,960	188,319
2006	11,772	176,547
2007-2011	58,648	117,899
2012-2016	48,174	69,725
2017-2021	34,727	34,998
2022+	34,998
Total	$223,571

Net Premiums

		Scheduled Premium Earnings
	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total
4th Qtr. 2002	$799.0
2003	718.5	$80.5	$5.3	$85.8
2004	647.8	70.7	7.7	78.4
2005	583.1	64.7	7.7	72.4
2006	523.8	59.3	7.6	66.9
2007-2011	292.8	231.0	32.1	263.1
2012-2016	148.5	144.3	24.5	168.8
2017-2021	63.5	85.0	17.6	102.6
2022+	63.5	18.5	82.0
Total		$799.0	$121.0	$920.0

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Corporate Headquarters

  Financial Security Assurance Holdings Ltd.
  350 Park Avenue
  New York, New York 10022
  (1)(212) 826-0100

Investor Relations Contact

  Robert S. Tucker
  Director, Investor Relations
  (1)(212) 339-0861
  rtucker@fsa.com

Corporate Communications Contact

  Betsy Castenir
  Managing Director
  (1)(212) 339-3424
  bcastenir@fsa.com

Internet

  This Quarterly Operating Supplement and other information are available on the World Wide Web at www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
Quarterly Operating Supplement
December 31, 2002

QuickLinks

  Exhibit 99.2
FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. QUARTERLY OPERATING SUPPLEMENT Fourth Quarter 2002
Table of Contents
Financial Security Assurance Holdings Ltd. Highlights
FSA 2002 FINANCIAL RESULTS
GROSS PAR INSURED OF NEW ORIGINATIONS (Dollars in billions)
GROSS PV ORIGINATIONS (Dollars in millions)
COMPONENTS OF NET INCOME (After-tax dollars in millions)
RECONCILIATION OF BOOK VALUE TO ADJUSTED BOOK VALUE (Dollars in millions)
FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. Consolidated Statements of Operations and Comprehensive Income (Dollars in thousands)
FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. Consolidated Balance Sheets (Dollars in thousands, except per share data)
Expense Analysis(1) (dollars in thousands)
Effect of Insured Bond Refundings (dollars in thousands)
Annual Financial and Statistical Data (dollars in thousands, except per share data)
Statutory Analytics & Investment Portfolio December 31, 2002 (dollars in thousands)
Municipal New-Issue Market Data(1) (dollars in billions)
Gross Par Value and Present Value Originated by FSA (dollars in millions)
Insured Portfolio Profile Par Value (dollars in millions)
25 Largest Municipal Exposures as of December 31, 2002 (dollars in millions)
25 Largest Asset-Backed Exposures as of December 31, 2002 (dollars in millions)
Asset-Backed Debt Service and Premiums (dollars in millions)
Municipal Debt Service and Premiums (dollars in millions)
Asset-Backed Net Debt Service and Premiums Amortizations and Ending Balances As of December 31, 2002 (dollars in millions)
Municipal Net Debt Service and Premiums Amortizations and Ending Balances As of December 31, 2002 (dollars in millions)